Exhibit 99.2

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)

CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

(Unaudited)

	March 31,	December 31,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$26,654	$36,910
Prepaid expenses and other current assets	3,243	716
Due from related parties	88	232
Total current assets	29,985	37,858
PROPERTY AND EQUIPMENT, NET	2,339	1,996
OTHER ASSETS - RELATED PARTY	738	738
TOTAL ASSETS	$33,062	$40,592
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable	$2,095	$1,301
Due to related parties	535	28
Accrued expenses and other current liabilities	2,921	1,425
Total current liabilities	5,551	2,754
LONG-TERM LIABILITIES
Notes payable	1,749	1,749
Total liabilities	7,300	4,503
COMMITMENTS AND CONTINGENCIES (NOTE 12)
CONVERTIBLE PREFERRED STOCK
Convertible preferred stock (Series A, B, C, D, and E) $0.0001 par value with an aggregate liquidation preference of $216 as of March 31, 2021 and December 31, 2020; 92,078,549 shares authorized as of March 31, 2021 and December 31, 2020; 90,789,268 shares issued and outstanding as of March 31, 2021 and December 31, 2020	195,810	195,814
STOCKHOLDERS' DEFICIT
Common stock, $0.0001 par value; 95,000,000 and 90,000,000 shares authorized as of March 31, 2021 and December 31, 2020, respectively; 7,472,757 and 6,743,933 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	1	1
Special-voting common stock, $0.0001 par value; 25,000,000 shares authorized as of March 31, 2021 and December 31, 2020, respectively; 0 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	-	-
Additional paid-in capital	13,973	12,517
Accumulated deficit	(184,022)	(172,243)
Total stockholders' deficit	(170,048)	(159,725)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS' DEFICIT	$33,062	$40,592

The accompanying notes are an integral part of these unaudited condensed financial statements.

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(Unaudited)

	Three months ended March 31,
	2021	2020
OPERATING EXPENSES:
Research and development	$7,972	$7,924
General and administrative	3,417	2,220
Sales and marketing	390	259
Total operating expenses	11,779	10,403
LOSS FROM OPERATIONS	(11,779)	(10,403)
INTEREST INCOME	-	89
LOSS BEFORE PROVISION FOR INCOME TAXES	(11,779)	(10,314)
PROVISION FOR INCOME TAXES	-	-
NET LOSS AND COMPREHENSIVE LOSS	$(11,779)	$(10,314)
NET LOSS PER COMMON SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS, BASIC AND DILUTED	$(1.70)	$(1.54)
WEIGHTED-AVERAGE SHARES USED TO COMPUTE NET LOSS PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS, BASIC AND DILUTED	6,932,353	6,696,563

The accompanying notes are an integral part of these unaudited condensed financial statements.

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)

CONDENSED STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK AND

STOCKHOLDERS’ DEFICIT

(in thousands, except share amounts)

(Unaudited)

	Three months ended March 31, 2020
	Convertible Preferred Stock		Common stock		Additional	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	paid-in capital	deficit	Deficit
BALANCE, December 31, 2019	84,201,570	$160,555	6,599,878	$1	$10,530	$(135,630)	$(125,099)
Net loss	-	-	-	-	-	(10,314)	(10,314)
Issuance of series E convertible preferred stock, net of issuance costs	1,923,519	10,288	-	-	-	-	-
Common stock issued upon exercise of stock options	-	-	110,089	-	18	-	18
Stock-based compensation expense	-	-	-	-	642	-	642
BALANCE, March 31, 2020	86,125,089	$170,843	6,709,967	$1	$11,190	$(145,944)	$(134,753)

	Three months ended March 31, 2021
							Total
	Convertible Preferred Stock		Common stock		Additional	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	paid-in capital	deficit	Deficit
BALANCE, December 31, 2020	90,789,268	$195,814	6,743,933	$1	$12,517	$(172,243)	$(159,725)
Net loss	-	-	-	-	-	(11,779)	(11,779)
Issuance of series E convertible preferred stock, net of issuance costs	-	(4)	-	-	-	-	-
Common stock issued upon exercise of stock options	-	-	728,824	-	999	-	999
Stock-based compensation expense	-	-	-	-	457	-	457
BALANCE, March 31, 2021	90,789,268	$195,810	7,472,757	$1	$13,973	$(184,022)	$(170,048)

The accompanying notes are an integral part of these unaudited condensed financial statements.

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)

CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three months ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,779)	$(10,314)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	213	229
Loss on disposal of fixed assets	-	2
Stock-based compensation expense	457	642
Changes in assets and liabilities:
Prepaid expenses and other current assets	(2,527)	(99)
Due from related parties	144	(154)
Other assets - related party	-	150
Accounts payable	737	1,359
Due to related parties	507	119
Accrued expenses and other current liabilities	1,512	(111)
Net cash used in operating activities	$(10,736)	$(8,177)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(500)	(262)
Net cash used in investing activities	$(500)	$(262)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	999	18
Proceeds from issuance of Series E convertible preferred stock	-	10,310
Stock issuance costs for Series E convertible preferred stock	(4)	(22)
Principal payments under capital lease obligations	(15)	(16)
Net cash provided by financing activities	$980	$10,290
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(10,256)	1,851
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	36,910	32,930
CASH AND CASH EQUIVALENTS, END OF PERIOD	$26,654	$34,781
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash received from exchange of research and development tax credits	$377	$-
SUPPLEMENTAL DISCLOSURE OF NONCASH INFORMATION:
Noncash acquisition of property and equipment	$86	$55
Forgiveness of related party promissory notes	$150	$20

The accompanying notes are an integral part of these unaudited condensed financial statements.

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(all amounts are in thousands, except share and per share data)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Q-SI Operations Inc. (formerly Quantum-Si Incorporated, “Quantum-Si”, the “Company”, “we”, “us” and “our”) was incorporated as a Delaware corporation on June 24, 2013. The Company is a life sciences company with the mission of transforming single molecule analysis and democratizing its use by providing researchers and clinicians access to the proteome. The Company has developed a proprietary universal single molecule detection platform that the Company is applying to proteomics to enable Next Generation Protein Sequencing (“NGPS”). The Company’s platform is comprised of the Carbon™ automated sample preparation instrument, the Platinum™ NGPS instrument, the Quantum-Si Cloud™ software service, and reagent kits and chips for use with its instruments.

On February 21, 2021, the Company entered into a business combination agreement with HighCape Capital Acquisition Corp. (“HighCape”), a Special Purpose Acquisition Company. The business combination with HighCape, which was consummated on June 10, 2021, provided all holders of common and preferred stock of the Company with the right to receive a portion of common stock of the combined company.

In connection with the closing of the business combination, the Company’s name was changed to Q-SI Operations Inc. and HighCape’s name was changed to Quantum-Si Incorporated.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed financial statements include the accounts of the Company and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations.

These condensed financial statements should be read in conjunction with the financial statements and notes included in the Company’s audited financial statements as of and for the years ended December 31, 2020 and 2019.The condensed balance sheet as of December 31, 2020 included herein was derived from the audited financial statements as of that date, but does not include all disclosures, including certain notes required by U.S. GAAP, on an annual reporting basis.

In the opinion of management, the accompanying condensed financial statements reflect all normal recurring adjustments necessary to present fairly the financial position, results of operations, and cash flows for the interim periods. The results for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for any subsequent quarter, the year ending December 31, 2021, or any other period.

Except as described elsewhere in this Note 2 under the heading “Recent Accounting Pronouncements”, there have been no material changes to the Company’s significant accounting policies as described in the audited financial statements as of December 31, 2020 and 2019.

COVID-19 Outbreak

The recent outbreak of the novel coronavirus (“COVID-19”), which was declared a pandemic by the World Health Organization on March 11, 2020 and declared a National Emergency by the President of the United States on March 13, 2020, has led to adverse impacts on the U.S. and global economies and created uncertainty regarding potential impacts on the Company’s operating results, financial condition and cash flows. The COVID-19 pandemic had, and is expected to continue to have, an adverse impact on the Company’s operations, particularly as a result of preventive and precautionary measures that the Company, other businesses, and governments are taking. Governmental mandates related to COVID-19 or other infectious diseases, or public health crises, have impacted, and the Company expects them to continue to impact, its personnel and personnel at third-party manufacturing facilities in the United States and other countries, and the availability or cost of materials, which would disrupt or delay the Company’s receipt of instruments, components and supplies from the third parties the Company relies on to, among other things, produce its products currently under development. The COVID-19 pandemic has also had an adverse effect on the Company’s ability to attract, recruit, interview and hire at the pace the Company would typically expect to support its rapidly expanding operations. To the extent that any governmental authority imposes additional regulatory requirements or changes existing laws, regulations, and policies that apply to the Company’s business and operations, such as additional workplace safety measures, the Company’s product development plans may be delayed, and the Company may incur further costs in bringing its business and operations into compliance with changing or new laws, regulations, and policies. The full extent to which the COVID-19 pandemic will directly or indirectly impact the Company’s business, results of operations and financial condition, including expenses and research and development costs, will depend on future developments that are highly uncertain, including as a result of new information that may emerge concerning COVID-19 and the actions taken to contain or treat COVID-19, as well as the economic impacts.

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(all amounts are in thousands, except share and per share data)

The estimates of the impact on the Company’s business may change based on new information that may emerge concerning COVID-19 and the actions to contain it or treat its impact and the economic impact on local, regional, national and international markets. While the Company is unable to predict the full impact that the COVID-19 pandemic will have on the Company’s future results of operations, liquidity and financial condition due to numerous uncertainties, including the duration of the pandemic, and the actions that may be taken by government authorities across the U.S., it is not expected to result in any significant changes in costs going forward.

The Company has not incurred any significant impairment losses in the carrying values of the Company’s assets as a result of the COVID-19 pandemic and is not aware of any specific related event or circumstance that would require the Company to revise its estimates reflected in its financial statements.

Liquidity and Going Concern

Since its inception, the Company has generated no revenue and has funded its operations primarily with proceeds from the issuance of capital to private investors. As a result, the Company has incurred a significant cash burn and recurring net losses since its inception, which includes a net loss of $11,779 and $10,314 for the three months ended March 31, 2021 and 2020, respectively, and an accumulated deficit of $184,022 and $172,243, as of March 31, 2021 and December 31, 2020, respectively. The Company expects to continue to incur a significant cash burn and recurring net losses for the foreseeable future until such time that the Company can successfully commercialize its products that are currently under development. However, the Company can provide no assurance that such products will be successfully developed and commercialized in the future.

Given the closing of the business combination with HighCape on June 10, 2021, as described in Note 1, the Company received gross proceeds of approximately $511.2 million (see Note 13) and as a result, the Company will be able to sustain its operations and meet its obligations as they become due over the next twelve months.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents. At March 31, 2021 and December 31, 2020, substantially all the Company’s cash and cash equivalents were invested in money market accounts at one financial institution. The Company also maintains balances in various operating accounts above federally insured limits. The Company has not experienced any losses on such accounts and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Use of Estimates

The preparation of the condensed financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions about future events that affect the amounts reported in its condensed financial statements and accompanying notes. Future events and their effects cannot be determined with certainty. On an ongoing basis, management evaluates these estimates and assumptions. Significant estimates and assumptions included:

•	valuation allowances with respect to deferred tax assets; and

•	assumptions underlying the fair value used in the calculation of the stock-based compensation.

The Company bases these estimates on historical and anticipated results and trends and on various other assumptions that the Company believes are reasonable under the circumstances, including assumptions as to future events. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates, and any such differences may be material to the Company’s condensed financial statements.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment at least annually or when the Company determines a triggering event has occurred. When a triggering event has occurred, each impairment test is based on a comparison of the future expected undiscounted cash flow to the recorded value of the asset. If the recorded value of the asset is less than the undiscounted cash flow, the asset is written down to its estimated fair value. No impairments were recorded for the three months ended March 31, 2021 and 2020.

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(all amounts are in thousands, except share and per share data)

Recent Accounting Pronouncements

Accounting pronouncements issued but not yet adopted

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), which outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize almost all their leases on the balance sheet by recording a lease liability and corresponding right-of-use assets. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. As per the latest ASU 2020-05 issued by FASB, entities who have not yet issued or made available for issuance the financial statements as of June 3, 2020 can defer the new guidance for one year. For public entities, this guidance is effective for annual reporting periods beginning January 1, 2020, including interim periods within that annual reporting period. For the Company, this guidance is effective for annual reporting periods beginning January 1, 2022, and interim reporting periods within annual reporting periods beginning January 1, 2023. The Company is in the process of evaluating the impact that the adoption of this pronouncement will have on its financial statements.

In August 2019, the FASB issued ASU 2019-15, Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that Is a Service Contract, which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). For the Company, this guidance is effective for annual reporting periods beginning January 1, 2021 and interim periods beginning January 1, 2022. The Company is currently evaluating the impact that the adoption of this pronouncement will have on its financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. ASU 2019-12 is intended to simplify various aspects related to accounting for income taxes. For public entities, this guidance is effective for annual reporting periods beginning January 1, 2021, including interim periods within that annual reporting period. For the Company, this guidance is effective for annual reporting periods beginning January 1, 2022 and interim reporting periods within annual reporting periods beginning January 1, 2023. The Company is currently evaluating the impact that the adoption of this pronouncement will have on its financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for convertible instruments by removing the separation models for convertible debt with a cash conversion feature and convertible instruments with a beneficial conversion feature. These changes will reduce reported interest expense and increase reported net income for entities that have issued a convertible instrument that was bifurcated according to previously existing rules. ASU 2020-06 also requires the application of the if-converted method for calculating diluted earnings per share and the treasury stock method will be no longer available. For public entities, this guidance is effective for annual reporting periods beginning January 1, 2022, including interim periods within that annual reporting period. For the Company, this guidance is effective for annual reporting periods beginning January 1, 2024, and interim reporting periods within annual reporting periods beginning January 1, 2024, with early adoption permitted. The Company is currently evaluating the impact that the adoption of ASU 2020-06 will have on its financial statements.

3. FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair value.

The Company measures fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The Company utilizes a three-tier hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

•	Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

•	Level 2 - Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

•	Level 3 - Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying value of cash and cash equivalents, notes receivable, accounts payable and accrued expenses and other current liabilities approximates their fair values due to the short-term or on demand nature of these instruments.

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(all amounts are in thousands, except share and per share data)

There were no transfers between fair value measurement levels during the three months ended March 31, 2021. The Company had $25,510 and $36,040 of money market funds included in cash and cash equivalents as of March 31, 2021 and December 31, 2020, respectively. These assets were valued using quoted market prices and accordingly were classified as Level 1. The fair value of the notes payable using Level 2 inputs was deemed to approximate carrying value as of March 31, 2021. The Company has no assets or liabilities valued with Level 3 inputs.

4. PROPERTY AND EQUIPMENT, NET

Property and equipment, net, are recorded at historical cost and consist of the following:

	March 31,	December 31,
	2021	2020
Laboratory equipment	$4,440	$4,245
Computer equipment	772	765
Software	144	136
Furniture and fixtures	46	47
Construction in process	382	35
	5,784	5,228
Less: Accumulated Depreciation	(3,445)	(3,232)
Property and equipment, net	$2,339	$1,996

Depreciation and amortization expense amounted to $213 and $229 for the three months ended March 31, 2021 and 2020, respectively.

5. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	March 31,	December 31,
	2021	2020
Salary and bonus	$587	$511
Contracted service	1,276	399
Legal fees	1,019	447
Other	39	68
Total accrued expenses and other current liabilities	$2,921	$1,425

6. NOTES PAYABLE

The Company received loan proceeds of $1,749 under the Paycheck Protection Program (“PPP”). The PPP loan is evidenced by a promissory note dated August 10, 2020. The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides loans to qualifying businesses for amounts up to 2.5 times the average monthly payroll expenses of the qualifying business. The Company used the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The interest rate on the PPP loan is 1% per annum and no payments of principal or interest are due during the ten-month period following the consummation of the PPP loan (the “Deferment Period”). The Company could request partial or full forgiveness of the PPP loan. If the PPP loan was not forgiven or partially forgiven, then the Company would be notified and provided details of the monthly repayment amount with a maximum term of five years. If the Company did not apply for forgiveness during the Deferment Period, then repayment would automatically commence at the end of the Deferment Period according to the terms provided by the lender with a maximum term of five years. The PPP loan was unsecured and guaranteed by the Small Business Administration and was subject to any new guidance and new requirements released by the Department of the Treasury. In connection with the closing of the business combination discussed in Note 1, the Company repaid the loan in full. The Company is accounting for the loan as debt (See Note 13).

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(all amounts are in thousands, except share and per share data)

7. CONVERTIBLE PREFERRED STOCK

The Company has issued five series of Convertible Preferred Stock, Series A through Series E. The following table summarizes the authorized, issued and outstanding Convertible Preferred Stock of the Company as of March 31, 2021 and December 31, 2020:

March 31, 2021
					Total			Initial
	Year of	Issuance		Shares	Proceeds or			Liquidation
	Class	Price per	Shares	Issued and	Exchange	Issuance	Net Carrying	Price per
Class	Issuance	share	Authorized	Outstanding	Value	Costs	Value	share
Series A	2013	$0.04	25,000,000	25,000,000	$1,000	$-	$1,000	$0.80
Series B	2015	0.80	31,250,000	31,250,000	25,000	-	25,000	0.80
Series C	2015-2016	4.61	8,164,323	8,164,323	37,638	328	37,310	4.61
Series D	2017	4.71	12,738,853	12,738,853	60,000	414	59,586	4.71
Series E	2018 - 2020	5.36	14,925,373	13,636,092	73,089	175	72,914	5.36
			92,078,549	90,789,268

December 31, 2020
					Total			Initial
	Year of	Issuance		Shares	Proceeds or			Liquidation
	Class	Price per	Shares	Issued and	Exchange	Issuance	Net Carrying	Price per
Class	Issuance	share	Authorized	Outstanding	Value	Costs	Value	share
Series A	2013	$0.04	25,000,000	25,000,000	$1,000	$-	$1,000	$0.80
Series B	2015	0.80	31,250,000	31,250,000	25,000	-	25,000	0.80
Series C	2015-2016	4.61	8,164,323	8,164,323	37,638	328	37,310	4.61
Series D	2017	4.71	12,738,853	12,738,853	60,000	414	59,586	4.71
Series E	2018 - 2020	5.36	14,925,373	13,636,092	73,089	171	72,918	5.36
			92,078,549	90,789,268

8. EQUITY INCENTIVE PLAN

The Company’s 2013 Employee, Director and Consultant Equity Incentive Plan, as amended on November 26, 2020 (the “Plan”), was originally adopted by its Board of Directors and stockholders in September 2013. A summary of the Company's stock option and restricted stock activity under the Plan is presented in the tables below.

Stock option activity

During the three months ended March 31, 2021, the Company granted 1,120,000 option awards subject to certain service and performance conditions. The service condition requires the participant's continued employment with the Company through the applicable vesting date, and the performance condition requires the consummation of a contemplated business combination defined in the option award agreement. For options with performance conditions, stock-based compensation expense is only recognized if the performance conditions become probable to be satisfied. As the performance condition is a business combination, the performance condition will only become probable once consummated. Accordingly, as the business combination did not occur during the three months ended March 31, 2021, the Company has not recorded stock-based compensation expense related to these option awards.

A summary of the stock option activity under the Plan is presented in the table below:

		Weighted	Weighted Average
	Number of	Average Exercise	Remaining	Aggregate
	Options	Price	Contractual Term	Intrinsic Value
Outstanding at December 31, 2020	9,240,930	$1.89	6.77	$4,094
Granted	1,286,250	6.80
Exercised	(728,824)	1.37
Forfeited	-	-
Outstanding at March 31, 2021	9,798,356	$2.57	7.16	$41,406
Options exercisable at March 31, 2021	6,496,490	$1.82	6.25	$32,326
Vested and expected to vest at March 31, 2021	9,516,206	$2.53	7.11	$40,630

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(all amounts are in thousands, except share and per share data)

Restricted stock activity

During the three months ended March 31, 2021, the Company granted 5,041,752 restricted stock awards, including 2,136,000 and 213,600 restricted stock awards to the Company’s Chief Executive Officer and General Counsel, respectively, subject to certain service and performance conditions, and 569,000 restricted stock awards to the Company’s Chief Executive Officer subject to certain service, market, and performance conditions. The service condition for both award types requires the participant's continued employment with the Company through the applicable vesting date, and the performance condition requires the consummation of a contemplated business combination or financing transaction defined in the award agreement. The market condition requires that the Company's common stock subsequent to the business combination trades above a specified level for a defined period of time, or that a subsequent financing transaction meets defined pricing thresholds. For restricted stock with performance conditions, stock-based compensation expense is only recognized if the performance conditions become probable to be satisfied. As the performance condition is a business combination or financing transaction, the performance condition will only become probable once consummated. Accordingly, as the business combination or financing transaction did not occur during the three months ended March 31, 2021, the Company has not recorded stock-based compensation expense related to these restricted stock awards.

A summary of the restricted stock activity under the Plan is presented in the table below:

	Number of	Weighted Average
	Shares of	Grant-Date Fair
	Restricted Stock	Value
Outstanding non-vested restricted stock at December 31, 2020	-
Granted	5,610,752	$6.53
Repurchased	-	-
Restrictions lapsed	-	-
Outstanding non-vested restricted stock at March 31, 2021	5,610,752	$6.53

The Company’s stock-based compensation expense is allocated to the following operating expense categories on the condensed statements of operations and comprehensive loss for the three months ended March 31, 2021 and 2020 as follows:

	Three months ended March 31,
	2021	2020
Research and development	$340	$534
General and administrative	40	49
Sales and marketing	77	59
Total Stock-based compensation expense	$457	$642

9. NET LOSS PER SHARE

Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock of the Company outstanding during the period. Diluted net loss per share is computed by giving effect to all common share equivalents of the Company, including outstanding convertible preferred stock and stock options, to the extent dilutive. Basic and diluted net loss per share was the same for each period presented as the inclusion of all common share equivalents would have been anti-dilutive.

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(all amounts are in thousands, except share and per share data)

The following table presents the calculation of basic and diluted net loss per share for the Company’s common stock:

	Three months ended March 31,
	2021	2020
Numerator
Net Loss	$(11,779)	$(10,314)
Numerator for Basic and Dilutive Net Loss per Share - Loss attributable to Common Stockholders	$(11,779)	$(10,314)
Denominator
Common Stock	6,932,353	6,696,563
Denominator for Basic and Dilutive Net Loss per Share - Weighted-average Common Stock	6,932,353	6,696,563
Basic and dilutive net loss per share	$(1.70)	$(1.54)

Since the Company was in a net loss position for all periods presented, the basic net loss per shares calculation excludes preferred stock as it does not participate in net losses of the Company. Additionally, net loss per share attributable to common stockholders was the same on a basic and diluted basis, as the inclusion of all potential common equivalent shares outstanding would have been anti-dilutive. Anti-dilutive common equivalent shares were as follows:

	Three months ended March 31,
	2021	2020
Outstanding options to purchase common stock	15,409,108	9,635,470
Outstanding convertible preferred stock (Series A through E)	90,789,268	86,125,089
	106,198,376	95,760,559

10. INCOME TAXES

Income taxes for the three months ended March 31, 2021 and 2020 are recorded at the Company’s estimated annual effective income tax rate, subject to adjustments for discrete events, should they occur. The Company’s estimated annual effective tax rate was 0.0% for the three months ended March 31, 2021 and 2020. The primary reconciling items between the federal statutory rate of 21.0% for these periods and the Company’s overall effective tax rate of 0.0% were related to the effects of deferred state income taxes, nondeductible stock-based compensation, research and development credits, and the valuation allowance recorded against the full amount of its net deferred tax assets.

A valuation allowance is required when it is more likely than not that some portion or all of the Company’s deferred tax assets will not be realized. The realization of deferred tax assets depends on the generation of sufficient future taxable income during the period in which the Company’s related temporary differences become deductible. The Company has recorded a full valuation allowance against its net deferred tax assets as of March 31, 2021 and 2020 since management believes that based on the earnings history of the Company, it is more likely than not that the benefits of these assets will not be realized.

11. RELATED PARTY TRANSACTIONS

The Company utilizes and subleases office and laboratory space in a building owned by a related party. The Company paid $80 for this space for the three months ended March 31, 2021 and 2020.

The Company utilizes and subleases other office and laboratory spaces from 4Catalyzer Corporation (“4C”), a company under common ownership. The Company paid $73 and $46 for these spaces for the three months ended March 31, 2021 and 2020, respectively.

The Company also makes payments to 4C to prefund the acquisition of capital assets and these amounts are included in Other assets - related party on the condensed balance sheets. Such prepaid advances were $738 at March 31, 2021 and December 31, 2020.

The Company was a party to an Amended and Restated Technology Services Agreement (the “ARTSA”), most recently amended on November 11, 2020, by and among 4C, the Company and other participant companies controlled by the Rothberg family. The Company entered into a First Addendum to the ARTSA on February 17, 2021 pursuant to which the Company agreed to terminate its participation under the ARTSA no later than immediately prior to the effective time of the business combination, resulting in the termination of the Company’s participation under the ARTSA on June 10, 2021. Under the ARTSA, The Company and the other participant companies agreed to share certain non-core technologies, which means any technologies, information or equipment owned or otherwise controlled by the participant company that are not specifically related to the core business area of the participant and subject to certain restrictions on use. The ARTSA also provides for 4C to perform certain services for the Company and each other participant company such as monthly administrative, management and technical consulting services to the Company which were pre-funded approximately once a quarter. The Company incurred expenses of $535 and $380 during the three months ended March 31, 2021 and 2020, respectively. The amounts advanced and due from 4C at March 31, 2021 and December 31, 2020, related to operating expenses was $0 and $13, respectively, and is included in Due from related parties on the condensed balance sheets.

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(all amounts are in thousands, except share and per share data)

The ARTSA also provides for the participant companies to provide other services to each other. The Company also has transactions with other entities under common ownership, which include payments made to third parties on behalf of the Company. The amounts remaining payable at March 31, 2021 and December 31, 2020 are $13 and $28, respectively, and are included in the Due to related parties on the Company’s condensed balance sheets. In addition, the Company has transactions with these other entities under common ownership which include payments made by the Company to third parties on behalf of the other entities and the amounts remaining payable at March 31, 2021 and December 31, 2020 are in the aggregate $88 and $69, respectively, and are reflected in the Due from related parties on the Company’s condensed balance sheets. All amounts are paid or received throughout the year within 30 days after the end of each month.

The Company had promissory notes with the President and Chief Operating Officer and other Company employees in amounts totaling $0 and $150 as of March 31, 2021 and December 31, 2020, respectively.

12. COMMITMENTS AND CONTINGENCIES

Commitments

Capital leases

The Company operates equipment under a capital lease-to-own agreement. The total value of the equipment acquired through capital lease arrangements was $124. Total interest expense was $1 and $2 during the three months ended March 31, 2021 and 2020, respectively. The remaining unamortized balance of the lease obligation balance of $13 is recorded in accrued expenses and other current liabilities on the condensed balance sheet at March 31, 2021. This remaining balance is due in 2021.

Licenses related to certain intellectual property

The Company licenses certain intellectual property, some of which may be utilized in its future product offering. To preserve the right to use such intellectual property, the Company is required to make annual minimum fixed payments totaling $220. Once the Company commercializes and begins to generate revenues, there will be royalties payable by the Company based on the current anticipated utilization.

Other commitments

The Company sponsors a 401(k) defined contribution plan covering all eligible U.S. employees. Contributions to the 401(k) plan are discretionary. The Company did not make any matching contributions to the 401(k) plan for the three months ended March 31, 2021 and 2020.

Contingencies

The Company does not have any outstanding or ongoing litigation and legal matters.

The Company enters into agreements that contain indemnification provisions with other parties in the ordinary course of business, including business partners, investors, contractors, and the Company’s officers, directors and certain employees. The Company has agreed to indemnify and defend the indemnified party claims and related losses suffered or incurred by the indemnified party from actual or threatened third-party claim because of the Company’s activities or non-compliance with certain representations and warranties made by the Company. It is not possible to determine the maximum potential loss under these indemnification provisions due to the Company’s limited history of prior indemnification claims and the unique facts and circumstances involved in each particular provision. To date, losses recorded in the Company’s condensed statements of operations and comprehensive loss in connection with the indemnification provisions have not been material.

On March 29, 2021, the Company entered into an agreement with a third-party service provider pursuant to which we paid them $3,800 in connection with the closing of the business combination with HighCape discussed in Note 1.

13. SUBSEQUENT EVENTS

The Company has evaluated the following events occurring after March 31, 2021 and through June 15, 2021, for possible adjustment to or disclosure in the financial statements, which is the date on which the financial statements were available to be issued.

Q-SI OPERATIONS INC. (FORMERLY QUANTUM-SI INCORPORATED)

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

(all amounts are in thousands, except share and per share data)

On April 20, 2021, the Company granted 270,000 restricted stock units and 1,550,000 stock options to select employees and consultants. The awards are subject to certain service conditions which are satisfied by providing service to the Company over a period of time as defined by the award agreement. The restricted stock units and 625,000 of the stock options were also subject to certain performance conditions which were satisfied upon the consummation of the business combination with HighCape. The achievement of the performance condition and the commencement of the related expense recognition did not occur until the event was deemed probable, which occurred once the business combination was consummated.

On June 10, 2021, the Company completed a business combination with HighCape. As a result of the business combination, the Company received gross proceeds of approximately $511.2 million. In connection with the closing of the business combination, the Company’s outstanding Convertible Preferred Stock was automatically cancelled and converted into the right to receive shares of HighCape common stock. In addition, the Company repaid the PPP loan in full with the proceeds received from the transaction. The business combination will be accounted for as a reverse recapitalization, in accordance with U.S. GAAP. Under this method of accounting, HighCape will be treated as the “acquired” company for financial reporting purposes.